UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2013

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On November 6, 2013, Biodel Inc. (the "Company") and Mulvaney Properties, LLC, entered into an amendment to an existing Lease Agreement (the “Lease Agreement”), dated as of July 23, 2007 and amended on October 1, 2007, for approximately 20,000 rentable square feet located at 100 Saw Mill Road, Danbury, Connecticut (the “Amendment”). Pursuant to the Amendment, the Company exercised its renewal option to extend the term of the Lease Agreement for a period of five years from August 1, 2014 to July 31, 2019 (the “Renewal Term”).  The Amendment also established the base rent and related escalation procedures during the Renewal Term. All other terms of the Lease Agreement remain unchanged.

The Company expects to file the Amendment as an exhibit to its Annual Report on Form 10-K for the period ended September 30, 2013. The foregoing description is qualified in its entirety by reference to the complete text of the Amendment when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 12, 2013

BIODEL INC.

By:  /s/ Paul S. Bavier

       Paul S. Bavier, General Counsel